Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Ironclad Performance Wear
Annual Incentive Plan (AIP) – 2012

The Ironclad Annual Incentive Plan (AIP) (or “the Plan”) is the Company’s mechanism for rewarding employees on the basis of how well the individuals and the Company, as a whole, fare against performance goals.  The principles of the Plan are centered on reinforcing and rewarding exceptional business results by linking a portion of an individual’s incentive pay to the overall business performance.

All director-level and above employees are eligible to participate in the Plan.  All other employees will also benefit from the exceptional business results of the Company, but will do so as a “pool” with individual rewards allocated on a “subjective” basis.

As a participant in the Plan, you are among a select group whose decisions and work significantly influence and affect the overall success of Ironclad Performance Wear.  In order to participate in the Plan, you must be employed by the Company before October 1, 2012, and you must be a full-time employee of the Company on December 31, 2012.  For those participants whose employment with the Company begins in 2012, your individual award will be prorated based upon the number of months that you are employed by Ironclad on a full-time basis.

This document describes the Plan and your award opportunities.  The Plan is governed by this document, and questions of interpretation will be resolved by the Compensation Committee of the Ironclad Board of Directors with guidance from Ironclad’s Chief Executive Officer (CEO).

Overview

The AIP is a two-part program, rewarding employees for individual and total company performance.  The Plan provides for an employee’s award to be coordinated with their annual performance goals.  Individual performance is measured by achievement of annual objectives in concert with ongoing and expected job responsibilities.  Company performance (fiscal) goals are established as a result of the annual budgeting process, and specific tactical goals established by the CEO and approved by the Company’s Board of Directors.

The Plan year begins on January 1st and ends of December 31st.  Both individual and Company (fiscal) goals are for this period only.  Individual Target and maximum incentive opportunities are expressed as a percentage of the participant’s total base compensation for the year (i.e. commissions, other bonuses, automobile allowances, etc. are not included in the calculation of an individual’s AIP award).

Position Level	Target	Maximum
CEO	30%	50%
Vice President (VP, SVP, EVP)	20%	40%
Director	15%	30%

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Targets are amounts earned when expected (target) levels of performance are achieved.  Total Target AIP awards will not exceed the “pool” created by the Company’s Compensation Committee of the Board (initially set at 25% of the total year-end base salaries for all Company employees).  The total AIP award payout will be calculated based upon the sum total of all weighted scores (Individual and Company), times the aggregate of all employee’s base salaries.

How the Plan Works

At the beginning of the year (preferably, it would have been just before the beginning of the year), the Company’s Board of Directors set the financial performance (fiscal) goals for the Company based upon the final 2011 Budget presented by management.  These goals represent the minimum level of “satisfactory” financial performance for Ironclad.  Generally speaking, these financial goals focus on Net Sales and Net Income Before Taxes; however, it is possible that additional financial metrics will be considered.  In this Plan, Corporate goals (60%) carry a greater weight than Individual goals (40%).

After the annual Budget was approved by the Board, individual annual goals will be established for each participant in the Plan.  These individual goals are additive to the financial goals of the Company.  In other words, a goal cannot be, “Attain the budgeted Net Sales”.  Individual participant goals are intended to propel the company beyond its expected performance.  These may include new market opportunities, reductions in the cost of running the business, expansion of the Ironclad brand, etc.  It is also important to note that these goals are in addition to the individual’s ongoing expected job responsibilities.

During the course of the year, individual goals may be refined to ensure that they support other participant’s goals and the overall goals of the Company.  It is expected that these individual goals, just as is done with the Company’s fiscal goals, will be reviewed constantly through the year.  It is the joint responsibility of the Plan participant and the participant’s supervisor (and CEO) to review progress in attaining (or modifying) individual goals.

After the Plan’s year ends, each participant will review with the CEO their success in meeting (or exceeding) their individual goals.  These will then be factored into the overall Plan award calculation (which includes the attainment of the Company’s fiscal goals).

How Goals Are Set

Individual Performance Goals
Individual Performance Goals will consist of 3-4 concrete and measurable objectives established by the Plan participant and the CEO (with input from the participant’s supervisor, if applicable).  These objectives should have the greatest potential impact on Ironclad’s current and/or future business.  A well-structured goal should describe a specific action, be quantifiable, show metrics and have a target completion date.  As stated above, these goals are supplemental to the participant’s ongoing expected job responsibilities.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Company Performance Goals
The Company’s overall goals are fiscal (financial) in nature.  Generally speaking, these financial goals focus on Net Sales and Net Income Before Taxes; however, it is possible that additional financial metrics will be considered.  They are a by-product of the Company’s annual budgeting process and are approved by the Board of Directors.

If business conditions change during the year (e.g. an acquisition), management and the Board may review and adjust the Company’s objectives, as appropriate.  Since individual Plan participant goals may also be affected by these business condition changes, they may be reviewed and adjusted, too.

How Performance Is Evaluated

Corporate Performance
For the 2012 fiscal year, the Company’s financial performance is focused on Net Sales growth and Net Income Before Taxes (NIBT) growth.  Of the two, NIBT growth, particularly as a percentage of Net Sales, is the most important.  If there is a conflict between Net Sales growth and NIBT as a percentage of Net Sales growth, NIBT as a percentage of Net Sales wins.  To put it simplistically, “Profitability before Sales growth”.

Therefore, the “weight” for Net Sales growth is 40% and NIBT growth as a percentage of Net Sales is 60%.

For 2012, the Corporate Performance Targets are:
●	Net Sales of [***]
●	NIBT of [***]
●	NIBT as a percentage of Net Sales is [***]

A rating scale is employed which tracks the Company’s performance toward the above Corporate Performance Targets.

Accomplishment*	Performance	Rating
150%+	Outstanding	200%
125% - 149%	Above Target	150%
100%- 124%	Target	100%
90% - 99%	Threshold	50%
<90%	Below Threshold	0%

* On a weighted average basis.

As an example, if Net Sales achieved 133%, and NIBT (as a percentage of Net Sales) achieved 165% of the Corporate Performance Targets, then the weighted average for the Corporate Performance rating would be 200%.
[133% x 40%] + [165% x 60%] = 152.2%   (Performance => Outstanding, or Rating of 200%]

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Individual Performance
A Plan participant’s individual performance is measured and scored by objective evaluation of goal attainment.  The more measurable the individual goals are, the more objective they become.    In addition, 20% of an individual’s performance is a subjective evaluation by the CEO.  This subjective evaluation is based upon your active and positive participation as a “team member”, your willingness to extend yourself beyond your job responsibilities and established goals, and any extraordinary contributions you make throughout the year.

For each goal, a rating scale is employed which measures the evaluation of the individual’s performance towards the defined goal.

Performance	Rating
Outstanding	200%
Above Target	150%
Target	100%
Threshold	50%
Below Threshold	0%

Achieving “Target” (or 100%) means that the goal was met, while “Above Target” means that the goal was exceeded by 101% to 125% of Target.  “Outstanding” (200%) means that the goal was significantly exceeded (above 125%).  “Threshold” (50%) means that the goal was missed, but exceeded 75% of Target.  “Below Threshold” (0%) means anything less than 75% attainment of Target.

In addition, each goal has a “weight” to it, i.e. it’s impact, as compared to the individual’s other goals, on the overall success of the Company.  The total weight of all individual goals is 100%.

Individual Performance Example:

Objective	Weight	Performance	Rating	Weight x Rating
1	20%	Target	100%	20.0
2	25%	Above Target	150%	37.5
3	40%	Outstanding	200%	80.0
4	15%	Threshold	50%	7.5
	100%			145

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Calculating Individual Incentive Awards

Individual Target Award X ([Corporate Results X 60%] + [Individual Results X 40%]) = Individual Award

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT
MARKED AS FOLLOWS: [***].  CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.